Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Manhattan Bridge Capital, Inc. (the “Company”) for the period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vanessa Kao, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 23, 2021

/s/ Vanessa Kao
Vanessa Kao
Chief Financial Officer
(Principal Financial and Accounting Officer)